  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 1996.

                                                      REGISTRATION NO. 333-4525

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- -------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                           INTERCOAST ENERGY COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               ----------------
      DELAWARE                       1311                           42-1456354
  (STATE OR OTHER
  JURISDICTION OF
  INCORPORATION OR
   ORGANIZATION)
           (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)
                                                                      (I.R.S.
                                                                     EMPLOYER
                                                                  IDENTIFICATION
                                                                       NO.)

                         666 GRAND AVENUE, 26TH FLOOR
                            DES MOINES, IOWA 50309
                                (515) 281-2693
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ----------------
                             DONALD C. HEPPERMANN
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                         666 GRAND AVENUE, 26TH FLOOR
                            DES MOINES, IOWA 50309
                                (515) 281-2693
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:
     LYNNWOOD R. MOORE, JR., ESQ.                MARGO S. SCHOLIN, ESQ.
   CONNER & WINTERS, A PROFESSIONAL               BAKER & BOTTS, L.L.P.
              CORPORATION                  3000 ONE SHELL PLAZA, 910 LOUISIANA
  2400 FIRST PLACE TOWER, 15 EAST 5TH             HOUSTON, TEXAS 77002
                STREET
      TULSA, OKLAHOMA 74103-4391
                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
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
                                                           PROPOSED
                                             PROPOSED      MAXIMUM
 TITLE OF EACH CLASS OF       AMOUNT         MAXIMUM      AGGREGATE    AMOUNT OF
    SECURITIES TO BE          TO BE       OFFERING PRICE   OFFERING   REGISTRATION
       REGISTERED         REGISTERED (1)  PER SHARE (2)   PRICE (2)       FEE
- ----------------------------------------------------------------------------------
Common Stock $0.01 par
 value.................  8,222,500 shares     $17.00     $139,782,500  $48,201(3)

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(1) Includes 1,072,500 shares subject to an over-allotment option to be granted to the Underwriters.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457.

(3) The registration fee has been previously paid by the Registrant.

                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  All amounts, except SEC and NASD fees, are estimates.

      Securities and Exchange Commission registration fee.......... $ 45,366
      NASD filing fee..............................................   13,656
      New York Stock Exchange listing fee..........................  125,000
      Transfer agent's fees........................................    3,000
      Printing, engraving and shipping expenses....................  125,000
      Legal fees and expenses......................................  150,000
      Blue sky fees and expenses...................................   15,000
      Accounting fees..............................................  300,000
      Investment advisory fees.....................................  100,000
      Miscellaneous................................................   17,978
                                                                    --------
          Total.................................................... $895,000(1)
                                                                    ========

     --------
     (1) MidAmerican Capital, as a selling stockholder, will pay a pro rata share of such expenses based on the ratio of the total number of shares sold by it in the Offering to the total number of shares sold in the Offering.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, in a proceeding not by or in the right of the corporation, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation may not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in the view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper. The Certificate of Incorporation and Bylaws provide that the Company shall indemnify an officer or director against liabilities incurred by such person as authorized under the Delaware General Corporation Law. In addition, in connection with the Offering the Company anticipates entering into specific agreements with the directors and officers of the Company providing for indemnification of such persons under certain circumstances. The Certificate of Incorporation also eliminates, subject to certain limitations, the liability of the Company's directors for monetary damages for breach of their fiduciary duty as directors.

  The form of Underwriting Agreement included as Exhibit 1.1 provides for indemnification of the Company and certain controlling persons under certain circumstances, including liabilities under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  The following information is furnished as to securities of the Company sold within the past three years which were not registered under the Securities Act. Each of the issuances and sales described below was effected and relies upon an exemption from registration under Section 4(2) of the Securities Act, for transactions by an issuer not involving any public offering, or other exemptions as set forth below. Grants of options are included only to the extent that such grants are considered to be sales. No underwriting discounts or commissions were paid in connection with such issuances and sales.

    1. On May 23, 1996, in connection with the organization of the Company, the Company issued 7,927,500 shares of Common Stock to MidAmerican Capital as consideration for the transfer to the Company of the stock of the Company's operating subsidiaries valued at $104.8 million as of March 31, 1996, consisting of aggregate retained earnings of $18,683,000 and aggregate cash capital contributions of $86,074,000.

    2. Effective May 22, 1996, the Company granted stock options for the purchase of 541,600 shares of the Common Stock to certain officers and key employees of the Company pursuant to the Stock Plan.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits*:

     EXHIBIT NO.                             EXHIBIT
     -----------                             -------
       1.1       Form of Underwriting Agreement.
       3.1**     Certificate of Incorporation of the Company.
       3.2**     Bylaws of the Company.
       4.1***    Form of stock certificate for the Company's Common Stock, par value $0.01 per share.
       5.1***    Opinion of Conner & Winters, A Professional Corporation.
      10.1**     Purchase and Sale Agreement dated March 30, 1996, between the Company and Enron
                   Oil & Gas Company and Enron Oil & Gas Marketing Inc.
      10.2**     Amendment to Purchase and Sale Agreement dated April 10, 1996, between the
                   Company and Enron Oil & Gas Company and Enron Oil & Gas Marketing, Inc.
      10.3****   Revolving Credit Facility dated July 15, 1996, between the Company and The First
                   National Bank of Chicago.
      10.4       Form of Administrative Services Agreement between the Company and MidAmerican
                   Capital Company ("MidAmerican Capital").
      10.5**     InterCoast Energy Company Long Term Incentive Plan.
      10.6**     InterCoast Energy Company Non-Employee Director Restricted Stock Plan.
      10.7**     Purchase and Sale Agreement dated April 12, 1996, between the Company and
                   InterCoast Global Management, Inc.
      10.8       Form of Tax Sharing Agreement between the Company and MidAmerican Capital.
      10.9       Form of Indemnification Agreement between the Company and MidAmerican Capital.
      10.10***   Promissory Note dated April 12, 1996, in the original principal amount of $45,240,000 made by the Company in favor of MidAmerican Capital.
      10.11****  Variable Balance Promissory Note and Loan Agreement dated May 23, 1996, in the maximum principal amount of $65,000,000 made by the Company in favor of
                   MidAmerican Capital.
      10.12**    InterCoast Energy Company Performance Incentive Plan.
      10.13**    Medallion Production Company Performance Incentive Plan dated April 1992, and addendums dated January 1994 and March 1994.
      10.14***   Asset Purchase Agreement dated December 15, 1995, between GED Gas Services,
                   L.L.C., Unit Corporation, Kevin J. Sullivan, as Trustee of the Karen S. Sullivan Trust
                   dated June 9, 1992, Robert L. Bayless, Bill A. Queen, Burt B. Holmes, and Kent
                   Bogart, and GED Energy Services, Inc., and InterCoast Energy Company.
      10.15      Form of Sublease Agreement between the Company and MidAmerican Capital.
      10.16      Form of Sublease Agreement between Intercoast Gas Services Company and AmGas,
                   Inc.
      10.17      Form of Registration Rights Agreement between the Company and MidAmerican
                   Capital.
      21.1***    Subsidiaries of the Registrant.
      23.1****   Consent of Arthur Andersen LLP.
      23.2**     Consent of Netherland, Sewell and Associates, Inc.

     EXHIBIT NO.                           EXHIBIT
     -----------                           -------
       23.3**    Consent of Conner & Winters, A Professional Corporation
                  (included in Exhibit 5).
       23.4**    Consent of William E. Warnock, Jr.
       23.5**    Consent of Russell E. Christiansen.
       23.6**    Consent of Stanley J. Bright.
       23.7**    Consent of John A. Rasmussen, Jr.
       23.8**    Consent of George G. Daly.
       23.9**    Consent of Robert C. Thomas.
       24.1**    Power of Attorney (included in this Part II).
       27.1***   Financial Data Schedule.
       99.1***   Summary reserve report of Netherland, Sewell & Associates,
                  Inc. dated May 13, 1996.

    --------
       *Exhibits excluded are not applicable.
      **Filed with the Registration Statement on Form S-1, No. 333-4525, on May 24, 1996.

     *** Filed with Amendment No. 1 to the Registration Statement on Form
         S-1, No. 333-4525, on June 28, 1996.

    **** Filed with Amendment No. 2 to the Registration Statement on Form
         S-1, No. 333-4525, on July 18, 1996.

  (b) Financial Statement Schedules:

    None.

  All other schedules are omitted as inapplicable or because the required information is contained in the financial statements or included in the footnotes thereto.

ITEM 17. UNDERTAKINGS.

  1. The undersigned Registrant hereby undertakes to provide to the Underwriters at the closings specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  2. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  3. The undersigned Registrant hereby undertakes that:

    (i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS AND STATE OF TEXAS ON THE 23RD DAY OF JULY, 1996.

                                          InterCoast Energy Company

                                                 /s/ Donald C. Heppermann
                                          By: _________________________________
                                             DONALD C. HEPPERMANN CHAIRMAN AND
                                                  CHIEF EXECUTIVE OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

                NAME                           TITLE                 DATE

      /s/ Donald C. Heppermann         Chairman, Chief
- -------------------------------------   Executive Officer       July 23, 1996
        DONALD C. HEPPERMANN            and Director
                                        (Principal
                                        Executive Officer)

       /s/ Daniel E. Lonergan          Vice President--
- -------------------------------------   Finance, Controller     July 23, 1996
         DANIEL E. LONERGAN             and Treasurer
                                        (Principal
                                        Accounting Officer
                                        and Principal
                                        Financial Officer)